EXHIBIT 23.1

                        INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the incorporation by reference in this Registration Statement of eFax.com, Inc. on Form S-8 of our report dated February 8, 1999 (April 9, 1999 as to Note 14) which is included in the Annual Report on Form 10-K of eFax.com, Inc. (formerly JetFax, Inc.) for the year ended January 2, 1999.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

San Jose, California
June 24, 1999